UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

BioMed Realty Trust, Inc.

BioMed Realty, L.P.

(Exact name of registrant as specified in its charter)

Maryland	1-32261 (BioMed Realty Trust, Inc.) 000-54089 (BioMed Realty, L.P.)	20-1142292 (BioMed Realty Trust, Inc.) 20-1320636 (BioMed Realty, L.P.)
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17190 Bernardo Center Drive

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2012, BioMed Realty, L.P. (the “Operating Partnership”), the operating partnership subsidiary of BioMed Realty Trust, Inc. (the “Company”), entered into a first amendment (the “Term Loan Amendment”) to its senior unsecured term loan facility dated March 30, 2012 and a second amendment (the “Revolving Credit Facility Amendment”) to its unsecured credit agreement dated July 14, 2011, as amended, with KeyBank National Association, as administrative agent, and certain other lenders.

The Term Loan Amendment amends the terms of the $400 million unsecured term loan facility to, among other things, convert approximately $156.4 million of the unsecured term loan’s outstanding borrowings into British pounds sterling equal to £100 million, with the base rate index on this portion of the facility being GBP 1-month LIBOR. In addition, the Term Loan Amendment and Revolving Credit Facility Amendment amend the facilities to include the Operating Partnership’s qualifying real property owned, leased or operated in certain foreign countries, including the United Kingdom, in the covenant calculations of the respective facilities.

Concurrent with the closing of the Term Loan Amendment, the Operating Partnership entered into interest rate swap agreements, which are intended to have the effect of fixing interest payments on the British pounds sterling portion outstanding under the unsecured term loan at approximately 2.39% for the remaining term, subject to adjustment based on the Company’s credit ratings.

The foregoing descriptions of the Term Loan Amendment and Revolving Credit Facility Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of the Term Loan Amendment, the Form of Amended and Restated Term Note (Domestic Currency), the Form of Term Note (Qualified Foreign Currency) and the Revolving Credit Facility Amendment, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

In connection with the execution of the Term Loan Amendment, the Company issued a press release, which is attached as Exhibit 99.1 hereto. The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company or the Operating Partnership, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description of Exhibit
10.1	First Amendment to Unsecured Term Credit Agreement, dated as of August 2, 2012, by and among BioMed Realty, L.P., KeyBank National Association, as Administrative Agent, and certain lenders party thereto.

10.2	Form of Amended and Restated Term Note (Domestic Currency) under Unsecured Term Credit Agreement, as amended.

10.3	Form of Term Note (Qualified Foreign Currency) under Unsecured Term Credit Agreement, as amended.

10.4	Second Amendment to Unsecured Credit Agreement, dated as of August 2, 2012, by and among BioMed Realty, L.P., KeyBank National Association, as Administrative Agent, and certain lenders party thereto.

99.1	Press release issued by BioMed Realty Trust, Inc. on August 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: August 2, 2012	BIOMED REALTY TRUST, INC.

	By:	/s/ GREG N. LUBUSHKIN
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer

BIOMED REALTY, L.P.

	By:	BioMed Realty Trust, Inc.
its General Partner

	By:	/s/ GREG N. LUBUSHKIN
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer